UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                   Pursuant to Section 13 OR 15(d)
               of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 17, 2006
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                             SJW Corp.
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     (Exact name of registrant as specified in its charter)

    California                    1-8966          77-0066628
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(State or other jurisdiction   (Commission      (IRS Employer
     of incorporation)         File Number)   Identification No.)

    374 W. Santa Clara Street, San Jose, California     95113
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(Address of principal executive offices)             (Zip Code)

                             (408) 279-7800
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         Registrant's telephone number, including area code

                             Not Applicable
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  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule
13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On May 17, 2006, Canyon Lake Water Supply Corporation, a Texas nonprofit water supply corporation ("CLWSC"), received the necessary written approvals from the Texas Water Development Board ("TWDB") to render effective the Asset Purchase Agreement, dated October 4, 2005, between CLWSC and SJWTX Water, Inc. ("SJWTX Water"), a Texas corporation and wholly owned subsidiary of SJW Corp., pursuant to which SJWTX Water agreed to purchase substantially all the assets of CLWSC related to its water system.

SJWTX Water has also received authorization to close the transaction from the Texas Commission on Environmental Quality.

As previously reported, the consummation of the transaction contemplated by the Asset Purchase Agreement is subject to the satisfaction of various closing conditions set forth in the Asset
Purchase Agreement.

The purchase price of the assets consists of (i) $3.2 million in cash payable to CLWSC at closing, (ii) SJWTX Water's assumption, retirement or recapitalization of all of CLWSC's outstanding debt and bond obligations (approximately $20 million), and (iii) SJWTX Water's payment of certain CLWSC transaction expenses.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SJW Corp.
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May 22, 2006                /s/ W. Richard Roth
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                            W. Richard Roth, President and
			    Chief Executive Officer